UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 31, 2020

SOUND FINANCIAL BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2400 3rd Avenue, Suite 150 , Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (206) 448-0884

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SFBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items to be Included in this Report

ITEM 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2020, the Board of Directors of Sound Financial Bancorp, Inc. (the “Company”) reviewed and approved, effective for the 2020 calendar year, the attached Annual Bonus Plan (the “Bonus Plan”).  Under the Bonus Plan, executive officers of the Company and its wholly owned subsidiary, Sound Community Bank, are eligible to receive annual cash incentive awards based on the achievement of pre-established quantitative and qualitative corporate performance goals established by the Board of Directors based on the recommendation of the Compensation Committee.   To the extent earned, bonuses are subject to upward or downward adjustment by up to 50%, based on the percentage that actual net income is above or below the targeted net income as set by the Board of Directors.  Bonus amounts paid to individuals under the Bonus Plan are subject to upward or downward adjustment by the Board of Directors in its discretion.  The Bonus Plan is reviewed annually by the Company's Compensation Committee of the Board of Directors to ensure proper alignment with the Company's business objectives.  The Bonus Plan will remain in effect each year until terminated or modified by the Company.  The Bonus Plan is attached to this Form 8-K and is incorporated herein by reference.

ITEM 9.01Financial Statements and Exhibits

(d)Exhibits

Exhibit 10.1Annual Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date: February 3, 2020	By:	/s/ Laura Lee Stewart
Laura Lee Stewart
President and CEO